POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Carl B. Byers, Christopher E. Nolin and Emily
Keith, and any one of them acting singly, the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities (until revoked in writing) to sign any Form ID or any and all instruments, certificates and documents required to be executed on behalf of the undersigned as an individual or on behalf of the undersigned's holding company or partnership, as the case may be, pursuant to sections 13 and 16 of the
Securities Exchange Act of 1934, as amended ("the Exchange Act"), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Exchange Act or by the By-laws of the National Association of Securities
Dealers, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as the undersigned might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

	IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 10th day of September, 2007.

/s/ Ann H. Lamont
Managing Member of Oak Associates IX, LLC
The General Partner of Oak Investment Partners IX, Limited Partnership

/s/ Ann H. Lamont
Managing Member of Oak IX Affiliates, LLC
The General Partner of Oak IX Affiliates Fund, Limited Partnership

/s/ Ann H. Lamont
Managing Member of Oak IX Affiliates, LLC
The General Partner of Oak IX Affiliates Fund-A, Limited Partnership